Exhibit 10.4

Execution version

Shareholder Voting Proxy Agreement

This Shareholder Voting Proxy Agreement (this “Agreement”) is signed by and among the follow parties (the “Parties”) in Shanghai, the People’s Republic of China (“China”) on April 21, 2015:

(1)	Shanghai Qingke Investment Consulting Co., Ltd. (the “WFOE”)

Registered address: Room C4, F/2, Building No.2, 317 Meigui North Road, China (Shanghai) Free Trade Pilot Area

Legal representative: Guangjie Jin

(2)	Shanghai Qingke E-commerce Co., Ltd. (“Qingke E-commerce”)

Registered address: Section A, F/3, Building No.1, 1288 Boxue Road, Malu Town, Jiading District, Shanghai

Legal representative: Guangjie Jin

(3)	Guangjie Jin, a Chinese citizen (ID Card No.: [***])

(4)	Bing Xiao, a Chinese citizen (ID Card No.: [***])

(5)	Xiamen Siyuan Investment Management Co., Ltd.

Registered address: Section B, Room 365, 859 Lianqian West Road, Siming District, Xiamen City

Legal representative: Xuejun Xie

(The parties mentioned in items 3, 4 and 5 above, collectively as “Existing Shareholders.”)

WHEREAS:

1.	As of the date hereof, the Existing Shareholders hold 100% equity of Qingke E-commerce, in which Guangjie Jin holds 74.53%, Bing Xiao 10.47% and Xiamen Siyuan Investment Management Co., Ltd 15%.

2.

The Existing Shareholders intend to entrust the person designated by the WFOE to exercise their voting rights in Qingke E-commerce, and the WFOE agrees to appoint the person to accept such entrustment.

THEREFORE, the Parties, through friendly consultation, reached the agreement as follows:

Article 1    Entrustment of Voting Rights

1.1

The Existing Shareholders hereby irrevocably undertake that they shall, after the date hereof, sign a Power of Attorney in form and content consistent with those provided in Appendix I and authorize the person then designated by the WFOE (the “Trustee”) to exercise the following rights (the “Entrusted Rights”) enjoyed by the Existing Shareholders as shareholders of Qingke E-commerce in accordance with the then effective articles of association of Qingke E-commerce.

(1)	to propose, as the agent of shareholders, to convene and attend the shareholders meeting of Qingke E-commerce in accordance with the articles of association of the company;

(2)

to vote, on behalf of the Existing Shareholders, on the matters to be discussed and decided at the shareholders meeting (including but not limited to appoint, elect and remove the directors and supervisors of Qingke E-commerce; to employ or dismiss the general manager, deputy general manager, financial administrator and other officers; to dispose of the assets of the company, to dissolve or liquidate the company and form a liquidation group on behalf of the Existing Shareholders to exercise the powers during the liquidation period in accordance with law), to sell or transfer all or part of the equity of the Existing Shareholders in Qingke E-commerce;

(3)	to propose to convene an extraordinary shareholders meeting;

(4)	to exercise any voting rights of shareholders prescribed by law;

(5)

to exercise other voting rights of shareholders under the articles of association of Qingke E-commerce (including other voting rights of shareholders after the amendment of the articles of association);

(6)

to execute relevant equity transfer agreement and other relevant documents, and go through the procedures of government examination and approval, registration and filing on behalf of the Existing Shareholders, upon the transfer of the equity in Qingke E-commerce by the Existing Shareholders in accordance with the Exclusive Option Agreement as executed by the Parties separately.

To embody the above authorization, the Existing Shareholders shall, as directed by the WFOE from time to time, sign a power of attorney in form and content broadly consistent with the power of attorney in Appendix I hereto.

1.2

The premise of above authorization and entrustment is that the WFOE has agreed to the above authorization and entrustment of the Trustee. Only when the WFOE gives the Existing Shareholders written notice to remove the Trustee, the Existing Shareholders shall immediately cancel the entrustment of the Trustee hereunder and entrust other person then designated by the WFOE to exercise the rights of Trustee. The new authorization will replace the original one as soon as it is made; in addition, the Existing Shareholders may not revoke the entrustment and authorization made to the Trustee.

1.3

The Trustee shall perform the fiduciary obligations in accordance with the law in a prudent and diligent manner within the scope of authorization provided herein; the Existing Shareholders shall recognize and assume the corresponding responsibilities for any legal consequences arising from the exercise of Trustee of the above mentioned Entrusted Rights.

1.4

The Existing Shareholders hereby confirm that the Trustee may exercise the above Entrusted Rights without the prior consent of the Existing Shareholders, except as otherwise provided by Chinese laws. However, the Trustee shall promptly inform the Existing Shareholders after the resolution or the proposal to convene an Extraordinary shareholders meeting is made.

1.5

The Existing Shareholders hereby confirm that the Trustee is entitled to designate any entity or individual to exercise its Entrusted Rights under Article 1.1 hereof without the consent of the Existing Shareholders.

1..6

The Existing Shareholders hereby undertake that, after the date hereof, they will authorize the Trustee to exercise all the shareholder rights they enjoy in Qingke E-commerce regardless of any change in the shareholding ratio of Qingke E-commerce, and shall not exercise the Entrusted Rights without the consent of the WFOE.

Article 2    Right to Know

For the purpose of exercising the Entrusted Rights hereunder, the Trustee is entitled to know the company operation, business, clients, finance, employees and other relevant information of Qingke E-commerce, and access to relevant materials of Qingke E-commerce (including but not limited to any books, statements, contracts, internal communications, and all minutes and other documents of the Board of Directors relating to finance, business and operations). Qingke E-commerce shall fully cooperate with the same.

Article 3    Exercise of Entrusted Rights

3.1

The Existing Shareholders shall provide sufficient assistance to the Trustee in exercising its Entrusted Rights, including signing the resolution of shareholders meeting or other relevant legal documents made by the Trustee on Qingke E-commerce in a timely manner when necessary ( or to meet the requirements of government departments for examination and approval, registration and filing of documents).

3.2

If the Existing Shareholders have agreed to sell or transfer all or part of their equity to any third party at any time during the term hereof, the Existing Shareholders shall ensure that such third party has signed an agreement in form and content substantially consistent with this Agreement prior to the closing of the equity transfer, unless the WFOE has agreed in writing to waive such requirements in advance.

3.3

If at any time during the term hereof, the Entrusted Rights hereunder cannot be granted or exercised for any reason (except for breach of contract by the Existing Shareholders or Qingke E-commerce), each Party shall immediately seek an alternative to the unattainable provision and, if necessary, enter into a supplementary agreement to modify or adjust the terms hereof to ensure that the purpose hereof continues to be fulfilled.

Article 4    Exemption and Indemnity

4.1

The Parties acknowledge that if the WFOE designates any entity/individual to exercise its Entrusted Rights hereunder, the WFOE should not be required to assume any liability or make any economic or other compensation to any other party or any third party for exercising the Entrusted Rights hereunder with respect to the entity/individual designated by the WFOE.

4.2

Qingke E-commerce agrees to indemnify and hold the WFOE and the Trustee harmless from all losses suffered or likely to be suffered by the Trustee as a result of exercising the Entrusted Rights, including but not limited to any loss arising from litigation, recovery, arbitration, claim or administrative investigation or penalty by any third party. If any loss arising from intentional or gross negligence of the WFOE or the Trustee, such loss shall not be compensated.

Article 5    Representations and Warranties

5.1	The Existing Shareholders hereby represent and warrant that:

5.1.1

The Existing Shareholders, in case of natural persons, are all Chinese citizens with full capacity for conduct and in case of enterprises, are duly registered and lawfully existing enterprises in accordance with Chinese laws and have independent legal personality. They have full and independent legal status and capacity, and has obtained appropriate authorization to sign, deliver and perform this Agreement, and can act as the subject of litigation of either party independently.

5.1.2

The Existing Shareholders have full power and authority to enter into and deliver this Agreement and all other documents in connection with the transactions provided herein and complete the transactions provided herein.

5.1.3

This Agreement is duly executed and delivered by the Existing Shareholders and constitutes a legal and binding obligation on the Existing Shareholders, which is enforceable in accordance with the terms hereof.

5.1.4

The Existing Shareholders are the registered legal shareholders of Qingke E-commerce when this Agreement takes effect, and have fully paid the registered capital to Qingke E-commerce. Apart from the rights set out in this Agreement, the Equity Pledge Agreement with the WFOE and the Exclusive Option Agreement with Qingke E-commerce and the WFOE, there is no other third party Entrusted Rights. The Trustee may fully exercise the Entrusted Rights in accordance with the then effective articles of association of Qingke E-commerce.

5.1.5

The execution, delivery and performance hereof and the completion of the transactions hereunder shall not violate the provisions of Chinese laws and any agreement, contract or other arrangement entered into and binding upon the Existing Shareholders by and between the Existing Shareholders and any third party.

5.2	The WFOE and Qingke E-commerce represent and warrant respectively that:

5.2.1

They are limited liability companies duly registered and lawfully existing under the laws of the People’s Republic of China with independent legal personality; they have complete and independent legal status and legal ability to sign, deliver and perform this Agreement and can act as the subject of litigation of either party independently.

5.2.2	They have full power and authority to enter into and deliver this Agreement and all other documents in connection with the transactions provided herein and complete the transactions provided herein.

5.3

Qingke E-commerce further represents and warrants that the Existing Shareholders are the legitimate shareholders registered by Qingke E-commerce when this Agreement takes effect, and have fully paid registered capital to Qingke E-commerce. Apart from the rights set out in this Agreement, the Equity Pledge Agreement signed between the Existing Shareholders and the WFOE and the Exclusive Option Agreement signed by the WFOE, there is no other third party Entrusted Rights. The Trustee may fully exercise the Entrusted Rights in accordance with the then effective articles of association of Qingke E-commerce.

Article 6    Term

6.1

This Agreement shall enter into force on the date when it is duly executed by the Parties, and shall remain in force unless it is terminated at the request of the WFOE in writing or in accordance with the provisions of Article 8.1 hereof.

6.2

If any of the Existing Shareholders transfers all the equity of Qingke E-commerce with prior consent of the WFOE, such Party shall be no longer be a party to this Agreement, but the obligations and undertakings of other Parties hereunder shall not be adversely affected.

Article 7    Notice

7.1	All notice, request, demand and other communication required or sent under this Agreement shall be served in writing to the Party concerned.

7.2

The above notice and other communications, if sent by fax or telex, shall be deemed to have been served once it is delivered; if sent in person, shall be deemed to have been served once it is delivered face-to-face; if sent by post, shall be deemed to have been served five (5) days after posting.

Article 8    Liability for Breach

8.1

The Parties agree and confirm that if any Party (the “Breaching Party”) materially breaches any provisions hereof or fails to perform any of its obligations hereunder, it shall constitute a breach of this Agreement (the “Breach”). In such case, the non-breaching Parties (the “Non-breaching Parties”) shall be entitled to require the Breaching Party to rectify the Breach or take remedial measures within a reasonable period of time. If the Breaching Party fails to do so within the reasonable period of time or within ten (10) days after receiving the written notice of the Non-breaching Parties,

8.1.1

if the Breaching Party is an Existing Shareholder or Qingke E-commerce, the Non-breaching Parties shall be entitled to take the following measures at its own discretion: (1) terminate this Agreement and demand full damages from the Breaching Party; (2) require the Breaching Party to continue to perform its obligations hereunder and compensate all damages resulting therefrom. And

8.1.2

If the Breaching Party is the WFOE, the Non-breaching Parties shall be entitled to require the Breaching Party to continue to perform its obligations hereunder and compensate all damages resulting therefrom.

8.2

All Parties agree and confirm that under no circumstances shall Existing Shareholders and Qingke E-commerce require the termination of this Agreement in advance for any reason, unless otherwise specified in laws and this Agreement.

8.3	Notwithstanding other provisions hereof, the validity of Article 11 shall not be affected by the suspension or termination of this Agreement.

Article 9    Confidentiality

9.1

During the term hereof, all client information and other information related to the business of Qingke E-commerce and the WFOE and the services provided by the WFOE (“Client Information”) shall be owned by both Parties.

9.2

Whether this Agreement is terminated or not, Qingke E-commerce and the WFOE shall keep strictly confidential the Confidential Information obtained by them during the performance hereof. For the purpose of this Agreement, “Confidential Information” refers to any trade secrets and proprietary information of the other Party, Client Information and other relevant information shared by both Parties, non-public information of any other Party, any contract, agreement, memorandum, appendix, draft or record signed by both Parties for the purpose this Agreement (including this Agreement). The Party receiving the Confidential Information (the “Receiving Party”) shall not disclose the Confidential Information or any part thereof to any third party, except with the prior written consent of the other Party or as required by relevant laws and regulations or the listing requirements. The Receiving Party shall not use, directly or indirectly, the Confidential Information or any part thereof, except for the purpose of performance of this Agreement. Upon the termination hereof, Qingke E-commerce shall, at the request of the WFOE, return all documents, materials or software containing the Confidential Information to Qingke E-commerce, or destroy such documents, materials or software by itself, and delete any Confidential Information from any relevant memory devices, and shall not use such Confidential Information any more.

9.3	The following information shall not be deemed as Confidential Information:

(1)	Any information that previously known by the Receiving Party through legal means as evidenced by written documents;

(2)	Information that enters the public domain without the default of the Receiving Party or information that is known to the public due to other reasons;

(3)	Information disclosed with prior written consent of any other Party hereto; or

(4)	Information legally obtained by the Receiving Party from other sources.

9.4

The Receiving Party may disclose the Confidential Information to its relevant employees, agents or designated professionals, provided that it shall ensure that the said persons are also bound by this Agreement and keep confidential such Confidential Information and use such Confidential Information only for the purpose of performance of this Agreement. The disclosure of any Confidential Information by any employee or agent employed by any Party shall be deemed as the disclosure by the Party itself, who shall be liable for any legal liability resulting therefrom.

Article 10    Miscellaneous

10.1	This Agreement is made in Chinese and in quintuplicate, with each Party holding one of them, which shall have the same legal effect.

10.2	The execution, validity, performance, modification, interpretation and termination of this Agreement shall be governed by the Laws of China.

10.3

Any dispute arising out of or in connection with this Agreement shall be settled by all Parties through negotiation. If such negotiation fails within thirty (30) days after the dispute arises, either Party may submit the dispute to the Shanghai International Economic and Trade Arbitration Commission for arbitration by three arbitrators appointed in accordance with the then effective rules of the arbitration center. The arbitral award shall be final and binding upon all Parties.

10.4

Any rights, powers and remedies granted to each Party by any provision hereof shall not preclude any other rights, powers or remedies enjoyed by the Party pursuant to law and other provisions hereof, nor the exercise of any single rights, powers and remedies by either Party shall preclude the exercise of any other rights, powers and remedies by such Party.

10.5

Any failure or delay by either Party to exercise any of its rights, powers and remedies hereunder (“The Rights”) shall not constitute the waiver by such Party of The Rights, nor any single or part waiver of The Rights shall preclude any further exercise of The Rights.

10.6	The headings of the articles of this Agreement are for reference only and shall not be used or affect the interpretation of such articles.

10.7

Each provision of this Agreement shall be severable and independent of each other. If any provisions of this Agreement become invalid, illegal or unenforceable, the validity, legality and enforceability of the other provisions shall not be affected.

10.8	Any amendment or supplement to this Agreement shall be made in writing and shall not come into force unless it is duly executed by the Parties.

10.9	Without prior written consent of the other Parties, no Party shall transfer any of its rights and/or obligations hereunder to any third party.

10.10

This Agreement shall be binding upon the legal successors of all Parties (including but not limited to the successors of the pledged equity in case any of the Existing Shareholders dies (as a natural person) or goes bankrupt (as an enterprise)).

(No Body Text Below)

(This is the signature page of the Voting Rights Entrustment Agreement only)

IN WITNESS WHEREOF, this Agreement is duly executed by the following Parties on the date and place first written above.

Shanghai Qingke Investment Consulting Co., Ltd. (Seal)

(Sealed)

Legal representative: Guangjie Jin

Authorized representative (signature): /s/ Guangjie Jin

(This is the signature page of the Shareholder Voting Proxy Agreement only)

IN WITNESS WHEREOF, this Agreement is duly executed by the following Parties on the date and place first written above.

Shanghai Qingke E-commerce Co., Ltd. (Seal)

(Sealed)

Legal representative: Guangjie Jin

Authorized representative (signature): /s/ Guangjie Jin

(This is the signature page of the Shareholder Voting Proxy Agreement only)

IN WITNESS WHEREOF, this Agreement is duly executed by the following Parties on the date and place first written above.

Guangjie Jin

Signature: /s/ Guangjie Jin

(This is the signature page of the Shareholder Voting Proxy Agreement only)

IN WITNESS WHEREOF, this Agreement is duly executed by the following Parties on the date and place first written above.

Bing Xiao

Signature: /s/ Bing Xiao

(This is the signature page of the Shareholder Voting Proxy Agreement only)

IN WITNESS WHEREOF, this Agreement is duly executed by the following Parties on the date and place first written above.

Xiamen Siyuan Investment Management Co., Ltd. (Seal)

(Sealed)

Legal representative: Xuejun Xie

Authorized representative (signature): /s/ Xuejun Xie

Appendix I     Power of Attorney

I, name of an Existing Shareholder, hereby irrevocably entrust                  (ID Card No.                             ), as my entrusted agent, with the power and authority to execute the shareholders’ rights corresponding to all the equity I hold in Shanghai Qingke E-commerce Co., Ltd (“Qingke E-commerce”) in accordance with the Shareholder Voting Proxy Agreement signed by Shanghai Qingke Investment Consulting Co., Ltd. and me. Such rights include:

(1)	to propose, as the agent of [name of an Existing Shareholder], to convene and attend the shareholders meeting of Qingke E-commerce in accordance with the articles of association of the company;

(2)

to vote, on behalf of [name of an Existing Shareholder], on the matters to be discussed and decided at the shareholders meeting (including but not limited to appoint, elect and remove the directors and supervisors of Qingke E-commerce, to employ or dismiss the general manager, deputy general manager, financial administrator and other officers; to dispose of the assets of the company, to dissolve or liquidate the company and form a liquidation group to exercise the powers during the liquidation period in accordance with law);

(3)	to propose to convene an extraordinary shareholders meeting;

(4)	to exercise any voting rights of shareholders prescribed by law;

(5)	to sell or transfer all or part of the equity of [name of an Existing Shareholder] in Qingke E-commerce; and

(6)

to execute relevant equity transfer agreement and other relevant documents, and go through the procedures of government examination and approval, registration and filing on behalf of [name of an Existing Shareholder], upon the transfer of the equity in Qingke E-commerce by the Existing Shareholders in accordance with the Exclusive Option Agreement as executed by the Parties separately.

(No Body Text Below)

(This is the signature page of the Appendix I Power of Attorney to the Shareholder Voting Proxy Agreement only)

Guangjie Jin

Signature:

Date:

(This is the signature page of the Appendix I Power of Attorney to the Shareholder Voting Proxy Agreement only)

Bing Xiao

Signature:

Date:

(This is the signature page of the Appendix I Power of Attorney to the Shareholder Voting Proxy Agreement only)

Xiamen Siyuan Investment Management Co., Ltd. (seal)

Legal representative: Xuejun Xie

Authorized representative (signature):

Date: